EXHIBIT 10.1

                              CONSULTING AGREEMENT

         This CONSULTING AGREEMENT (this "Agreement") is entered into to be effective as of February 1, 2014 by and between Envision Solar International, Inc. (the "Company"), a Nevada corporation, with its principal office at 7675 Dagget, Suite 150, San Diego, CA 92111 and Cronus Equity ("Consultant or CE") (collectively with the Company, the "Parties", and each individually, a "Party"), with reference to the following facts:

         WHEREAS, upon the terms and subject to the conditions of this Agreement, the Company desires to engage the Consultant to provide certain consulting services to the Company, and the Consultant desires to render such services.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the Company and Consultant agree as follows:

1. ENGAGEMENT OF CONSULTANT. The Company hereby engages Consultant to provide consulting services pursuant to this Agreement, and the Consultant hereby accepts such. Consultant acknowledges and agrees that Consultant shall provide such services on a best efforts first-priority basis and will not participate in efforts that are knowingly competitive to the Company or to this Agreement. With that said, Consultant has an expertise in the public markets and media sectors of business and has the right to pursue business in these and other sectors of business.

2. SERVICES. Consultant's services shall be rendered in the area of business development, fundraising and the evaluation of asset acquisition for Company and shall be done at the direction of the CEO. In addition, Consultant shall use best efforts to assist with existing Company related business.

3. PROFESSIONAL MANNER. Consultant agrees to render all services generally and customarily performed in similar capacities in a professional manner in accordance with specifications furnished by Company. Consultant shall within reason use his best efforts to promptly comply with all instructions, directions, requests, rules, and regulations of Company in connection with Consultant's services to be rendered under this Agreement.

4. COMPENSATION. Provided Consultant renders services in accordance with this Agreement, Company will pay to Consultant the monthly fee of Ten Thousand Dollars ($10,000.00) or such amount as is jointly agreed, in advance and in writing by the Parties ("Monthly Fee"), during the twelve (12) month term. Consultant will deliver an invoice upon signature of this agreement and at or prior to the first business day of each month and payment will be paid in a timely manner after the first day of the month for which the invoice is issued.

5. ADDITIONAL COMPENSATION. In addition to the (a) consulting services performed by the Consultant for the Monthly Fee, and (b) the Consultant's performance of his other duties as a director of the Company, the Company may from time to time during the term of this Agreement request the Consultant to assist it in raising capital in the form of equity or debt ("Additional Services"). In consideration for the Consultant's Additional Services, including referring prospective investors to the Company (collectively, the "Investors"), the Consultant may be entitled to an additional consulting fee mutually agreed upon in advance in writing by the Company and the Consultant (the "Additional Consulting Fee"). The Consultant will submit invoices to the Company on a monthly basis for Additional Consulting Fees, payable within 20 days of receipt, provided that (i) the Additional Consulting Fees will only be payable with respect to actual funds contributed or loaned to, and accepted by, the Company from an Investor introduced by the Consultant and not previously known to the Company from another source, (ii) the Company may accept or reject investment proposals from prospective Investors in its sole and absolute discretion, and (iii) the amount of the Additional Consulting Fees will not be based on a percentage of the investment, and will be payable

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         only if and when the  Investor's  investment is received by the Company is cash or cash equivalents that clear into good funds.

6. EXPENSES. Company will only reimburse the Consultant for expenses (1) that were pre-approved by the management, and (2) only upon presentation of expense receipts or statements or such other supporting information as the Company may require (the "Expense Report").

7 TERM. The term of this agreement is twelve (12) months. The foregoing notwithstanding the Company shall have the right to terminate this agreement with Consultant at any time for any reason or for no reason, with 30 days advance notice. The Company may at its option terminate this Agreement immediately without 30 days advance notice in the event that the Employee is convicted of committing a felony under federal, state or local law or commits gross negligence in the performance of his duties under this Agreement. The Company may also terminate this Agreement in the event that the Consultant breaches the Agreement and fails to cure such breach within seven (7) days of written notice from the Company.

8. WRITTEN REPORTS. Company may request data and reports from Consultant from time to time. Consultant shall provide reports in reasonable form, to include such information and data that is reasonably requested by the Company.

9. INTELLECTUAL PROPERTY. All right, title and interest in the material, work, results and data specifically developed under this Agreement on behalf of the company, including all elements thereof, will at all times belong solely and exclusively to Company for use in any manner or media it may make or authorize throughout the world in perpetuity. Similarly, any and all materials, ideas, or other creative and literary property and Consultant's adaptations and arrangements thereof will belong solely and completely to Company for any use it may thereafter see fit. Any and all inventions, discoveries, developments and innovations conceived by the Consultant during this engagement relative to the duties under this Agreement shall be the exclusive property of the Company; and the Consultant hereby assigns all right, title, and interest in the same to the Company, and Consultant's services shall be deemed those of an employee for hire for copyright purposes. For avoidance of doubt, the results and proceeds of Consultant's services hereunder, including, without limitation, any works of authorship resulting from his services during the Term will be works-made-for hire and Company will be deemed the sole owner throughout the universe of any and all rights of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized or developed, with the right to use the same in perpetuity in any manner Company determines in its sole discretion without any further payment to Consultant. If, for any reason, any of such results and proceeds will not legally be deemed a work-for-hire, then Consultant hereby irrevocably assigns and agrees to assign any and all of his right, title and interest thereto, including, without limitation, any and all intellectual property rights, copyrights, patents, trade secrets, trademarks and/or other rights of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized or developed, to Company, and Company will have the right to use the same in perpetuity throughout the universe without any further payment to Consultant. Consultant will use best efforts in cooperating with all requirements or requests by Company and by law to ensure any intellectual property rights contemplated by this Agreement are assigned to Company.

10. CONFIDENTIALITY. The Parties have executed a mutual Confidentiality and Non Disclosure Agreement dated February 1 2014. For purposes of this Agreement, "CONFIDENTIAL INFORMATION" shall mean: (a) all information regarding the Company and its current and future subsidiaries, affiliates, related entities and investments that is or is intended to be confidential by the Company, including without limitation, business plans, marketing plans, business development and expansion, financial statements and financial information, products, services, vendors, suppliers, customers, contracts, forecasts, projections, sales, marketing and employees and consultants of the Company, and any proprietary, trade secret, or other information that is not in the public domain, as well as any attorney-client privileged or work product information; and (b) information of any third party with respect to which the Company is under obligation to keep confidential;

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         but excluding  information that is held not to be confidential by court order.

         a. Consultant agrees that he will maintain the Confidential Information in strictest confidence will not disclose the Confidential Information to any person and will not use the Confidential Information except to assist the Company, and its designated agents, including its attorneys, as contemplated by this Agreement. Consultant shall immediately give notice to the Company of any unauthorized use or disclosure of the Confidential Information. Consultant agrees to assist the other party in remedying any such unauthorized use or disclosure of the other party's Confidential Information.

         b. A disclosure by Consultant of Confidential Information shall not be considered to be a breach of this Agreement or a waiver of confidentiality for other purposes if such disclosure is:
                  (a) in response to a valid order by a court or other governmental body; (b) otherwise required by law; or (c) necessary to establish the rights of the parties under this Agreement; provided, in any case, that Consultant shall provide prompt prior written notice thereof to the Company to enable the Company to seek a protective order or otherwise prevent disclosure of the Confidential Information or (d) can be located in the public domain..

         c. The provisions of this Section 9 shall survive any termination of Consultant's engagement under this Agreement as long as all payments are made in full per Section 4 (Compensation).

11.      MISCELLANEOUS & ARBITRATION.

         d. NO VIOLATION OF OTHER AGREEMENTS. Each of the parties hereto represents and warrants that execution, delivery, or performance of this Agreement does not conflict with, or violate the terms of, any other agreement to which it is a party or by which it is bound.

         e. INDEPENDENT CONTRACTOR: LIMITATION OF LIABILITY. The Consultant is an independent contractor to the Company, and nothing herein shall be deemed to constitute the Consultant or his agents as an employee or agent of the Company. Consultant is responsible for all reporting of any / all taxes in their jurisdiction that may be due for compensation paid for service rendered under this agreement. Consultant has no power or authority to bind the Company, and shall not make any representation or statement that he has such power.

         f. NOTICES. All notices, requests, demands and other communications (collectively, "NOTICES") given pursuant to this Agreement shall be in writing, and shall be delivered by email, personal service, courier, facsimile transmission or by United States first class, registered or certified mail, postage prepaid, addressed to the party at the address set forth on the signature page of this Agreement. Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States Postal Depository. Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section.

         g. ASSIGNMENT. Neither party may assign its interest in this Agreement or delegate its responsibilities hereunder without prior written consent of the other party, provided that the Company may assign its rights and obligations under this Agreement to any successor by merger or consolidation, to any purchaser of all or substantially all of the assets of the Company or to any subsidiary or parent of the Company.

         h. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement or portion thereof shall not affect the validity or unenforceability of any other provision thereof. If any provision of this Agreement is adjudicated to be so broad as to be unenforceable, it shall be interpreted to be only as broad as is enforceable.

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         i.       COUNTERPARTS: GOVERNING LAW. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

         j. HEADINGS. The article and section headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                  ARBITRATION. All claims or disputes between the Company and Consultant arising out of or relating to this Agreement, or the breach thereof, except those claims that may not as a matter of law be subject to arbitration, shall be decided by final and binding arbitration in accordance with the American Arbitration Association, Employment Arbitration Rules and Mediation Procedures (the "AAA Employment Rules"), which can be found at HTTP://WWW.ADR.ORG and are incorporated herein by this reference; further, Consultant represents and warrants that, before signing this Agreement, he has had an opportunity to review the AAA Employment Rules online. Moreover, nothing in this Agreement prohibits either party from seeking temporary injunctive or other equitable relief in aid of arbitration from a court of competent jurisdiction. A neutral and impartial arbitrator shall be chosen by mutual agreement of the parties; provided, however, if the parties are unable to agree upon an arbitrator within a reasonable period of time, then a neutral and impartial arbitrator shall be appointed in accordance with the arbitrator nomination and selection procedure set forth in the AAA Employment Rules. The arbitrator shall prepare a written decision containing the essential findings and conclusions on which the award is based so as to ensure meaningful judicial review of the decision. The arbitrator shall apply the same substantive law, with the same statutes of limitations and same remedies, that would apply if the claims were brought in a California state court of law. The arbitrator shall have the authority to rule on a motion to dismiss and/or summary judgment by either party, and the arbitrator shall apply the standards governing such motions under the California Rules of Civil Procedure. The prevailing party's reasonable costs and expenses of arbitration shall be paid by the opposing party.


         THE PARTIES ALSO UNDERSTAND AND AGREE THAT THIS AGREEMENT CONSTITUTES A WAIVER OF THEIR RIGHT TO A TRIAL BY JURY OF ANY CLAIMS OR CONTROVERSIES COVERED BY THIS AGREEMENT OR TO PARTICIPATE IN A CLASS ACTION. THE PARTIES AGREE THAT NONE OF THOSE CLAIMS OR CONTROVERSIES SHALL BE RESOLVED BY A JURY TRIAL OR IN A CLASS ACTION.

         THE PARTIES FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH THEIR LEGAL COUNSEL AND HAVE AVAILED THEMSELVES OF THAT OPPORTUNITY TO THE EXTENT THEY WISH TO DO SO.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CONSULTANT                                COMPANY


Signature: /s/ Paul Feller                Signature: /s/ Desmond Wheatley
           ---------------                           --------------------

Name:      Paul Feller                    Name :     Desmond Wheatley

Date:      2/11/14                        Date:      2/21/14
           ---------------                           --------------------



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